UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 4, 2017
POLAR POWER, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-37960 (Commission File Number)	33-0479020 (IRS Employer Identification No.)
249 E. Gardena Boulevard Gardena, California	90248
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code:	(310) 830-9153

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On December 4, 2017, the board of directors (the “Board”) of Polar Power, Inc. (the “Company”) appointed Peter Gross as a director of the Company. Mr. Gross will also serve as a member of the Company’s Audit Committee. Since 2012, Mr. Gross has served as the Vice President Mission Critical Systems at Bloom Energy, a fuel cell power systems company located in Sunnyvale, California. Mr. Gross holds a Master’s Degree in Electrical Engineering from Polytechnic Institute of Bucharest and a Master’s in Business Administration degree from California State University at Dominguez Hills. Mr. Gross is also a member of the Advisory Board of UCLA’s Institute of Environment and Sustainability and a member of Southern Methodist University’s Data Center System Engineering Board of Advisors. In nominating Mr. Gross, the Company’s Board considered his significant engineering experience in the power systems industry, especially for data center and telecommunications applications. The Company’s Board believes that Mr. Gross will provide critical leadership as the Company expands its DC power systems within the data and military markets.

On December 4, 2017, the Company’s Compensation Committee of the Board authorized and approved the grant of a non-qualified stock option to purchase up to 10,000 shares of the Company’s common stock at an exercise price equal to $4.84 per share, which exercise price equaled the closing sales price of one share of the Company’s common stock on the date of grant as reported by The NASDAQ Capital Market, to each non-employee director of the Company (including Mr. Gross). The options vest as to all shares on December 4, 2018.

In addition, on December 4, 2017, the Compensation Committee of the Board increased the cash portion of all non-employee directors’ compensation to $7,500 per quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2017	POLAR POWER, INC.

	By:	/S/ ARTHUR D. SAMS
Arthur D. Sams
President, Chief Executive Officer and Secretary